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                                                                    EXHIBIT 11.1

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (in thousands except per share data)
                                  (unaudited)

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
                                  Three Months Ended September 30,       Nine Months Ended September 30,
                                  --------------------------------       -------------------------------
                                       1998              1997                 1998              1997
                                  ------------       -------------       ------------      -------------

Net income                        $      9,675       $      10,452       $     35,689      $      27,950
                                  ============      ==============       ============      =============

Basic:
 Weighted average common
   shares outstanding                   58,410              54,894             57,846             54,270
                                  ============      ==============       ============      =============

 Net income per share             $        .17      $          .19       $        .62      $         .52
                                  ============      ==============       ============      =============

Diluted:
 Weighted average common
   shares outstanding                   58,410              54,894             57,846             54,270
 Dilutive effects of stock options
   and warrants                          3,485               6,350              4,502              6,057
                                  ------------      --------------       ------------      -------------
 Weighted average common and
   common equivalent shares
   outstanding                          61,895              61,244             62,348             60,327
                                  ============      ==============       ============      =============

 Net income per share             $        .16      $          .17       $        .57      $         .46
                                  ============      ==============       ============      =============
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